URANERZ ENERGY CORPORATION

UP TO US$20,000,000 OF SHARES OF COMMON STOCK

SALES AGREEMENT

November 30, 2010

HAYWOOD SECURITIES (USA) INC.
c/o Haywood Securities Inc.
400 Burrard Street, Suite 2000
Vancouver, British Columbia V6C 3A6 Canada

Ladies and Gentlemen:

Uranerz Energy Corporation, a corporation organized under the laws of Nevada (the “Company”), confirms its agreement (this “Agreement”) with Haywood Securities (USA) Inc. (the “Agent”), as follows:

1.           Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to US$20,000,000 (the “Shares”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 and any limitations imposed by applicable laws or regulations on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.  The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the United States Securities and Exchange Commission (the “Commission”).

2.           Placements.  Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify the Agent by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made and the discount, commission or other compensation to be paid by the Company to the Agent (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time.  The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirement set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the aggregate number of Placement Shares sold hereunder have been sold in an amount equal to the aggregate offering price of Placement Shares set forth in Section 1, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11.  It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline, within the time period specified in Section 4, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

The compensation payable to the Agent for sales of Placement Shares with respect to which the Agent acts as sales agent shall be equal to 3% of the gross sales price of the Placement Shares for amounts of Placement Shares sold pursuant to this Agreement. Notwithstanding the foregoing, the Agent’s compensation may increase to 5% of the gross sales price of Placement Shares sold for certain sales upon the agreement in the parties, which agreement may be set forth in a Placement Notice.

3.           Sale of Placement Shares by the Agent.

(a)           Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company with respect to such sales, with an itemization of deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Company.

(b)           The Agent hereby covenants and agrees not to make any sales of the Placement Shares on behalf of the Company, pursuant to this Agreement, other than by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made  by means of ordinary brokers’ transactions between members of the NYSE Amex LLC (the “Exchange”) that qualify for delivery of a Prospectus (as defined in Section 6(a) below) to the Exchange in accordance with Rule 153 under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), (such transactions are hereinafter referred to as “At the Market Offerings”)   For greater certainty, no Placement Shares will be sold on the Toronto Stock Exchange (the “TSX”) or on other trading markets in Canada.

(c)            The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares and (ii) the Agent will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Shares are purchased and sold on the principal exchange or market in the United States on which the Shares are listed or quoted.

(d)           The Company shall provide the Agent with a copy of its policy on insider trading (“Insider Trading Policy”) and advise the Agent in writing of any changes thereto.  Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Agent, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agent except during the period that begins after the filing of a quarterly report on Form 10-Q or an annual report on Form 10-K as of and within the period required by the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”)(each such date, a “Filing Date”) and ends, for all periods, on the earlier of (i) the date directors and officers are no longer permitted to trade pursuant to the Company’s Insider Trading Policy as in effect from time to time and (ii) (A) 15 calendar days after the end of the quarter in which the Filing Date with respect to a 10-Q filing occurs or (B) 20 calendar days after the end of the quarter in which the Filing Date with respect to a 10-K occurs.  Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of Placement Shares shall take place, and the Company shall not request the sale of any Placement Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information; provided, that, unless otherwise agreed between the Company and the Agent, for purposes of this Section 3(d), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

(e)           Under no circumstances shall the aggregate offering price or number, as the case may be, of Placement Shares sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of Shares (i) set forth in Section 1 of this Agreement, (ii) available for issuance under the Prospectus, the then-currently effective Registration Statement and any applicable limitation imposed under Canadian Securities Laws (as defined in Section 6(b), below ), or (iii) authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent in writing.

4.           Suspension of Sales.  The Company or the Agent may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 2 or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 2)), suspend or refuse to undertake any sale of Placement Shares for a period of time (“Suspension Period”); provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no such notice shall be effective against the other unless it is made to the individuals named on Schedule 2 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.  During a Suspension Period, the Company shall not issue any Placement Notices and the Placement Agent shall not sell any Placement Shares hereunder.  A Suspension Period shall end three Trading Days after the Party which issued the Suspension Notice notifies the other in writing that it wishes to end Suspension Period, or such earlier time as agreed between the Company and the Agent.

5.           Settlement.

(a)           Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)           Delivery of Shares.  On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver the related Net Proceeds in same-day funds to an account designated by the Company on the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults on its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.           Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent as of the date hereof, each Applicable Time (as defined in Section 6(d) below), each settlement Date and as of each Representation Date (as defined in Section 7(j) below) as follows:

(a)           The Company has filed with the Commission a shelf registration statement under the Securities Act on Form S-3 (File No. 333-160504), in respect of securities of the Company, including the Company’s Common Stock (including the Placement Shares), not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Placement Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Placement Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, together with any Issuer Free Writing Prospectus (as defined below) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Placement Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Placement Shares is hereinafter called an “Issuer Free Writing Prospectus”.

All references in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(b)           The Company is qualified to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule (as defined below) and has prepared and filed a final MJDS shelf prospectus dated August 26, 2009 (the “Canadian Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$50,000,000 of the Company’s common shares, debt securities, warrants, subscription receipts and units with the Canadian securities regulatory authorities in each of the Canadian Jurisdictions (as defined below), (collectively, the “Canadian Qualifying Authorities”); and a prospectus receipt (a “Receipt”) has been issued by or on behalf of each of the Canadian Qualifying Authorities for the Canadian  Base Shelf Prospectus.  The term “Canadian Jurisdictions” means each of the provinces of Canada, except Quebec.  The Receipt was issued in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended (the “MJDS Rule”), the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the Canadian Qualifying Authorities (“Canadian Securities Laws”).  In connection with the Placement Shares, the Company has filed a Canadian prospectus supplement dated November 30, 2010 (the “Canadian Prospectus Supplement”) with the Ontario Securities Commission as its Canadian principal regulator in compliance with the MJDS Rule.  No order suspending the distribution of any securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with.

(c)           The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the issuance and sale of Placement Shares contemplated hereby.

(d)           The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act; the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus and any amendment thereof or supplement thereto, as of the time of filing thereof, as of each time of sale of Placement Shares pursuant to this Agreement (“Applicable Time”) and each Settlement Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Agent consists solely of the material referred to in Section 9(b) hereof. No order preventing or suspending the use of the Prospectus has been issued by the Commission.

(e)           The Canadian Base Shelf Prospectus and the Canadian Prospectus Supplement (together, the “Canadian Prospectus”) comply with the applicable requirements of the MJDS Rule; the Canadian Prospectus (and any amendments or supplements thereto) does not include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Prospectus (and any further amendments or supplements thereto) constitutes, full, true and plain disclosure of all material facts relating to the securities offered thereunder and to the Company; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Canadian Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent specifically for use therein.

(f)           Each document filed or to be filed with the Canadian Qualifying Authorities and incorporated, or deemed to be incorporated, by reference in the Canadian Prospectus complied, or will comply, when so filed in all material respects with the requirements of Canadian Securities Laws, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not false or misleading.

(g)           Manning Elliott LLP, who have audited the consolidated financial statements and supporting schedules and information of the Company that are included or incorporated by reference in the Registration Statement and the Prospectus, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants as required by the Securities Act, the Exchange Act, the Canadian Securities Laws and the rules of the Public Company Accounting Oversight Board.

(h)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long−term or short−term debt of the Company, (iii) the Company has not sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Prospectus.

(i)           The Company has no subsidiaries.

(j)           The Company has an authorized and outstanding capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non−assessable and have been duly and validly authorized and issued, in compliance with all applicable securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(k)           The Company has full power and authority (corporate or otherwise) to issue the Placement Shares, and to perform its obligations hereunder. The Placement Shares have been duly and validly authorized and, when issued and delivered in accordance with this Agreement will be duly and validly issued, fully paid and non−assessable, will have been issued in compliance with all applicable securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock, including the Placement Shares, conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus and other than with respect to employee stock options that have been granted subsequent to September 30, 2010 pursuant to the Company’s equity compensation plans, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Prospectus, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act of any Relevant Security in connection with the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(l)           The Company has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, taken as a whole; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or the Prospectus (a “Material Adverse Effect”).

(m)           The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, U.S., Canadian or foreign (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. The Company is not aware of any pending change to any applicable law or regulation or governmental position that would materially affect the business of the Company or the business or legal environment under which the Company operates.

(n)           This Agreement has been duly and validly authorized, executed and delivered by the Company and will be a legally binding and valid obligation of the Company, enforceable against the Company in accordance with its terms.

(o)           There are no reports or information that in accordance with the requirements of the Securities Act, the Exchange Act, or Canadian Securities Laws must be made publicly available in connection with the issuance and sale of the Placement Shares in accordance with this Agreement that have not been made publicly available as required; there are no material documents required to be filed as of the date hereof with the Commission or the Canadian Qualifying Authorities in connection with the issuance and sale of the Placement Shares in accordance with this Agreement that have not been filed as required; the Company has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis.

(p)           The issue and sale of the Placement Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, claim or other encumbrance (collectively, a “Lien”) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by−laws, or other organizational documents of the Company, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(q)           No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, domestic or foreign, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, except the registration under the Securities Act of the Placement Shares, necessary approvals of the Exchange and the TSX, compliance with the MJDS Rule and any consents as may be required under state or foreign securities or blue sky laws, or the by−laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the placement of the Placement Shares by the Agent and the sale of the Placement Shares by the Company, each of which has been obtained and is in full force and effect; except for the approval of the Exchange and TSX which will be obtained in accordance with the terms and conditions of this Agreement.

(r)           Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, U.S., Canadian or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company could not reasonably be expected to have a Material Adverse Effect.

(s)           The consolidated financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company; except as otherwise stated in the Registration Statement and the Prospectus, said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus by the Securities Act or the Exchange Act. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus, including the selected consolidated financial data set forth under the captions “Selected Consolidated Financial Data” and “Capitalization” in the Prospectus, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the Company.

(t)           The statistical, industry−related and market−related data included in the Registration Statement and the Prospectus is based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which it is derived.

(u)           The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the Exchange and the TSX, the Company is not in default of any listing requirements of the Exchange or the TSX applicable to the Company, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de−listing the Common Stock from the Exchange or the TSX, nor has the Company received any notification that the Commission, the Exchange or the TSX is contemplating terminating such registration or listing.

(v)           The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company disclose all of their material financial transactions and such transactions have been fairly and accurately recorded.

(w)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a−15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in their internal control over financial reporting. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectus there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a−15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

(y)           There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the United States Sarbanes−Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications. The Company is not indebted to any of its directors or officers, other than on account of directors fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders. The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever.

(z)           Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Placement Shares.

(aa)          The statements set forth in the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, including the Placement Shares, and under the captions “U.S. Federal Income Tax Consequences” and “Plan of Distribution” , insofar as they purport to summarize legal matters and documents referred to therein, are accurate, complete and fair in all material respects.

(bb)          There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(cc)          The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the Commission. All conditions for use of Form S−3 to register the Placement Shares under the Securities Act have been satisfied. The documents incorporated or deemed to be incorporated by reference in the Prospectus, or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act and, when read together with the other information in the Prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(dd)          The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the Net Proceeds as described in the Prospectus, will not be, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such Act.

(ee)          Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, or affiliates that may affect the Agents’ compensation as determined by FINRA.

(ff)           As of the date of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such Rule.

(gg)         Except as disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares hereunder to repay any outstanding debt owed to any affiliate of the Agent.

(hh)         Except as otherwise disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectus, except as such do not (individually or in the aggregate) materially affect the Company’s conduct of its business as presently operated and as proposed to be operated as described in the Prospectus. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease or sublease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company.

(ii)           All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company are completely and accurately described in the Prospectus and are in good standing, are valid and enforceable, are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except as disclosed in the Prospectus. Except as disclosed in the Prospectus, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights except as required by applicable law or as set forth in the agreements listed in Schedule 3 hereto (collectively, the “Material Agreements”) and the Company does not know of any claim or basis for a claim that may adversely affect the Company’s rights in any material respect. Except as disclosed in the Prospectus, the Mining Claims held by the Company cover the properties required by the Company for the purposes described therein.

(jj)           The Company has filed with the applicable regulatory authorities all reports required under National Instrument 43-101 Standards of Disclosure for Mineral Projects, as adopted by the Canadian Qualifying Authorities and all such reports comply with the requirements of such instrument in all material respects.

(kk)         The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ll)           The Company has accurately prepared and timely filed all U.S. and Canadian federal, state, provincial, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s U.S. or Canadian federal, state, provincial, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any U.S. or Canadian federal, state, provincial, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

(mm)       There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Placement Shares.

(nn)         No dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(oo)         No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(pp)         No “prohibited transaction” (as defined in either Section 406 of the United States Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30−day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(qq)         There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company. No property of the Company is subject to any Lien under any Environmental Law. The Company is not subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(rr)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean−up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)          The Company or, to the Company’s knowledge, any of its employees or agents, has not at any time during the last five years (i) made any unlawful contribution to any candidate for non−United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi−public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company are and have been conducted at all times in compliance with applicable financial record−keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the Net Proceeds, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)           The Company (i) is not in violation of its articles of incorporation, by−laws, or other organizational documents, (ii) is not in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, U.S., Canadian or foreign, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(uu)         The Company is a reporting issuer in the Canadian Jurisdictions and is not on a list of defaulting issuers maintained under the securities legislation of each of the Canadian Jurisdictions.  The Company has filed all documents or information required to be filed under Canadian Securities Laws and all such documents and filings, as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain a misrepresentation (as defined under Canadian Securities Laws) at the time at which it was filed.

(vv)         Corporate Stock Transfer, Inc. at its principal offices in the City of Denver, Colorado is the duly appointed registrar and transfer agent of the Company with respect to the Common Stock, including the Placement Shares.

(ww)       The minute books and corporate records of the Company are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company as at the date hereof and at each Representation Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company.

(xx)          Each stock option granted under any stock option plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back−dating,” “forward−dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission.

(yy)         The Company has been a reporting company for at least three years and timely in its reporting obligations under the Exchange Act during the past twelve months. As of a date within 60 calendar days of the date of this Agreement, the aggregate market value of the Common Stock held by non−affiliates was US$100,000,000 or greater and the Common Stock had an annual trading volume of at least three million shares.

Any certificate signed by any authorized officer of the Company identified on Schedule 2 attached hereto, as such Schedule may be updated from time to time pursuant to notice properly delivered to the Agent pursuant to Section 12 of this Agreement and delivered to the representatives or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

7.           Covenants of the Company.  The Company covenants and agrees with the Agent that:

(a)           The Company will promptly advise the Agent (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission or Canadian Qualifying Authority for any amendment or supplement to the Registration Statement, the Prospectus or the Canadian Prospectus, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission or Canadian Regulatory Authority of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus (as such term is defined in Section 433 under the Securities Act) or Canadian Prospectus or the institution or threatening of any proceeding for such purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will prepare and file with the Commission and the Ontario Securities Commission (if required by the MJDS Rule), promptly upon the Agent’s request, any amendments or supplements to the Registration Statement, Prospectus or Canadian Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the issuance and sale of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement). The Company will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus or Canadian Prospectus affecting the Placement Shares (except for documents incorporated by reference) unless the Company has furnished the Agent with a copy for its review prior to filing, and will not file any such proposed amendment or supplement affecting the Placement Shares to which the Agent reasonably objects, in any event until after the end of the period during which a prospectus is required to be delivered to purchasers of the Placement Shares under the Securities Act.  Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act within the time period prescribed.  The Company will also cause the Canadian Prospectus Supplement to be filed with the Ontario Securities Commission pursuant to the MJDS Rule.   The Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus or Canadian Prospectus, except for those documents available via EDGAR.  The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or any other order preventing or suspending the use of the Prospectus, Canadian Prospectus or any Issuer Free Writing Prospectus and, if issued, to obtain as soon as possible the withdrawal thereof.  The Company will timely file the requisite copies of the Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) and will advise the Agent of the time and manner of such filing.

(b)           During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company (i) will comply so far as it is able with all requirements imposed upon it by the Securities Act and Canadian Securities Laws, as from time to time in force, so far as necessary to permit the continuance of sales of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, (ii) will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act and (iii) will file with the Commission, the Canadian Qualifying Authorities and the Exchange and the TSX all documents pursuant to the Securities Act and Canadian Securities Laws in the manner and within the time periods required by the Securities Act and Canadian Securities Laws.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and, subject to Section 7(a), the Company will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(c)           During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to cause the Placement Shares to be listed on the Exchange and TSX and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as the Agent reasonably designates and to maintain such listing on the Exchange and continue such qualifications in effect so long as required for the issuance and sale of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 7(c) deemed by the Company to be unduly burdensome.

(d)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(e)           The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Company’s counsel and the Company’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by the Agent, the preparation by counsel for the Agent and printing of a “Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Agent of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Placement Shares on the Exchange, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Placement Shares, (ix) the reasonable fees and expenses of Agent and counsel for the Agent (provided that the reasonable fees and expenses of such counsel shall not exceed an aggregate amount of $125,000 in connection with this Agreement without the prior written approval of the Company and (x) all other fees, costs and expenses incident to the performance by the Company of its obligations hereunder.

(f)           The Company will use the Net Proceeds as described in the Prospectus.

(g)           The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(h)           The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as the Agent may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 7(h) will include during the term of this Agreement a quarterly diligence conference to occur within three business days following the Company’s filing of each of its annual and quarterly reports on Form 10-K and 10-Q, respectively and the Company will make its senior corporate officers available to address certain diligence inquiries of the Agent and will provide such additional information and documents as the Agent may reasonably request.

(i)           The Company agrees that on such dates as the Securities Act shall require, the Company will file a Prospectus Supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which Prospectus Supplement, Form 10-K or Form 10-Q, as applicable, will set forth, within the relevant quarterly or other period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares.  The Company agrees that it will file a Canadian prospectus supplement with the Ontario Securities Commission under the MJDS Rule at such time it files a Prospectus Supplement with the Commission.

(j)           During the term of this Agreement, on the date of the first Placement Notice given hereunder and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a Prospectus Supplement filed in accordance with Section 7(i) of this Agreement) by means of a post−effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10−K under the Exchange Act; (iii) files its quarterly reports on Form 10−Q under the Exchange Act; (iv) furnishes a current report on Form 8−K under the Exchange Act pursuant to Item 2.02 in respect of a public disclosure of material non-public information regarding the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period (an “Earnings Report”) or (v) otherwise as the Agent may reasonably request (including with respect to a current report on Form 8-K) after advance notice (each clause (i) through (v) of this Section 7(j) shall be deemed a “Representation Date”), the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit 7(j). The requirement to provide a certificate under this Section 7(j) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10−K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(j), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(j), dated the date of the Placement Notice.

(k)           The Company shall cause opinions of counsel to be delivered as follows:

(1)           On the date hereof and thereafter as of each Representation Date, the Company shall cause to be furnished to the Agent with a written opinion of the Company’s legal counsel (the (A “Company Counsel”), each dated the date that the opinion is required to be delivered, in substantially the form attached hereto as Exhibit 7(k)(1), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(k)(1) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, the requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. In the event the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with an opinion from Company Counsel under this Section 7(k)(1), then before the Agent either accepts the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with an opinion from Company Counsel dated the date of the Placement Notice.

(2)           (A) On the date hereof, the Company shall cause to be furnished to the Agent with a written opinion of the Company’s Canadian legal counsel (the “Canadian Counsel”), dated on the date hereof and in substantially the form attached hereto as Exhibit 7(k)(2)(A), an opinion as to compliance of the Company with the MJDS Rule and the approval by the TSX of the listing of the Placement Shares.  If after the date hereof, the Company prepares and files any amendments or supplements to the Canadian Prospectus as required by this Agreement, at the request of the Agent, before the Agent either accepts the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with an opinion from Canadian Counsel dated the date of the Placement Notice.

(B) On the date hereof and thereafter as of each Representation Date, the Company shall cause to be furnished to the Agent with a written opinion of the Company’s Nevada legal counsel (the “Nevada Counsel”), each dated the date that the opinion is required to be delivered, in substantially the form attached hereto as Exhibit 7(k)(2)(B), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, Nevada Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(k)(2)(B) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, the requirement to provide Nevada Counsel opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. In the event the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Nevada Counsel opinion under this Section 7(k)(2)(B), then before the Agent either accepts the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with a Nevada Counsel opinion dated the date of the Placement Notice.

(3)           On the date hereof and thereafter as of each Representation Date, the Company shall cause to be furnished to the Agent with written opinions of counsel to the Company in form and substance satisfactory to the Agent as to title by the Company of the West North Butte Project, the South Doughstick Project, the Nichols Ranch Project, the Hank Project, the Doughstick Project, the North Reno Creek Project and the North Rolling Pin Project  (the “Title Opinion”), each dated the date that the Title Opinions are required to be delivered, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(k)(3) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, the requirement to provide Title Opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. In the event the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Title Opinion under this Section 7(k)(3), then before the Agent either accepts the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with a Title Opinion dated the date of the Placement Notice.

(l)           On the date hereof and thereafter each time that (i) the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus that contains additional amended financial information or (iii) upon reasonable request by the Agent to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letters”), each dated the date such Comfort Letters are required to be delivered, in form and substance satisfactory to the Agent, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.  The requirement to provide a Comfort Letter under this Section 7(l) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10−K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Comfort Letter under this Section 7(l), then before the Agent either accepts the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with a Comfort Letter dated the date of the Placement Notice.

(m)           On the date hereof and thereafter as of each Representation Date, the Company shall furnish the Agent with a certificate of its Secretary, in form and substance reasonably satisfactory to the Agent.

(n)           At each Applicable Time, each Settlement Date and each Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.  The obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 3 of this Agreement.

(o)           Neither the Company nor the Agent (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus or a Permitted Free Writing Prospectus (as defined in Section 20).

(p)           The Company will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Canadian Securities Laws as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof, the Prospectus and the Canadian Prospectus.

(q)           The Company will not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock at any time that sales of the Placement Shares have been made but not settled or at any time the Company has outstanding with the Agent any instructions to sell Placement Shares but such instructions have not been fulfilled or cancelled, in each case without giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale.  Notwithstanding the foregoing, the Company may, without prior notice to the Agent, (i) register the offer and sale of the Placement Shares through the Agent pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission, (iii) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; and (iv) issue shares upon the conversion of outstanding securities or the exercise of outstanding options or warrants described in the Company’s reports filed with the Commission under the Exchange Act.  In the event that notice of a proposed sale is provided by the Company pursuant to this Section 7(q), the Agent may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Agent.

(r)           The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectus relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request. In case the Agent is required to deliver a Prospectus relating to the Placement Shares under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), in connection with the sale of the Placement Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request and subject to Section 7(a) such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(s)           The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Shares for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement; provided, however, the Agent will not short the Common Stock for its own account or the account of employees of the Agent during the time when there is an open order for the sale of Placement Shares.

(t)            If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Placement Shares, it shall promptly notify the other party and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.  On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Placement Shares, the Agent and the Company shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Shares based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Agent and the Company.

(u)           The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(v)           The Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and the TSX and maintain such listing. The Company will timely file with the Exchange and the TSX all material documents and notices required by the Exchange and the TSX of companies that have or will issue securities that are traded on the Exchange and the TSX.

(w)           The Company will furnish to the Agent for a period of two years from the date of this Agreement such information as reasonably requested by the Agent regarding the Company.

(x)           The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended.

(y)           The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the United States Sarbanes-Oxley Act of 2002.

(z)           During the term of this Agreement, the Company will not enter into another agreement for an At the Market Offering with any other party, other than the Agent.

8.           Conditions to the Agent’s Obligations.  The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)           The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Agent and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)           None of the following events shall have occurred and be continuing:  (i) receipt by the Company of any request for additional information from the Commission, a Canadian Qualifying Authority or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Prospectus or the Canadian Prospectus relating to or affecting the Placement Shares; (ii) the issuance by the Commission, a Canadian Qualifying Authority or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or Canadian Prospectus or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or Canadian Prospectus having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission or a Canadian Qualifying Authority; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or Canadian Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement or Prospectus or Canadian Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or Canadian Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)           The Agent shall not have advised the Company that the Registration Statement or Prospectus or Canadian Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding the Agent that in the Agent’s opinion is material, or omits to state a fact regarding the Agent that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

(d)           Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)           The Agent shall have received the opinion of Company Counsel, opinion of Canadian Counsel and the Title Opinions required to be delivered pursuant Section 7(k) on or before the date on which such delivery of such opinions are required pursuant to Section 7(k).

(f)           The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(l) on or before the date on which such delivery of such letter or certification is required pursuant to Section 7(l).

(g)           The Agent shall have received the certificates required to be delivered pursuant to Section 7(j) and Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(j) and Section 7(m), respectively.

(h)           Trading in Common Stock shall not have been suspended on the Exchange or the TSX.  FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(i)           On each date on which the Company is required to deliver a certificate pursuant to Section 7(j), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request, including without limitation a certificate of the Secretary of the Company.  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.  The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

(j)           All filings with the Commission required by the applicable paragraph of Rule 424(b) under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by the applicable paragraph of Rule 424(b).

(k)           The Placement Shares shall have been conditionally approved for listing on the Exchange and the TSX, subject only to notice of issuance and delivery of customary post-issuance documentation, or the Company shall have filed an application for listing of the Placement Shares on the Exchange and the TSX at, or prior to, the issuance of any Placement Notice.

9.           Indemnification and Contribution.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Agent, its directors, members, officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430A or Rule 424 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any sales material, any Prospectus (or any amendment or supplement thereto), or in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Company; and

(3)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), any sales material, or in any Prospectus (or any amendment or supplement thereto).

(b)           Indemnification by the Agent.  The Agent agrees to indemnify and hold harmless the Company, each of its directors, trustees, members, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, or any Prospectus (or any amendment or supplement thereto). The Company acknowledges that the Agent has not furnished any information to the Company for inclusion in the Prospectus.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows:  counsel to the Agent, its directors, members, officers, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agent; counsel to the Company, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 9 hereof shall not affect any agreements among the Company with respect to indemnification of each other or contribution between themselves.

(f)           Contribution.

(1)           If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(2)           The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total discounts and commissions received by the Agent pursuant to Section 3, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(3)           The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4)           The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5)           Notwithstanding the provisions of this Section 9(f), the Agent shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6)           No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7)           For purposes of this Section 9(f), each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contributions as the Agent, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company and each trustee, director or member of the Company shall have the same rights to contribution as the Company.

(g)           The indemnity and contribution agreements contained in this Section 9 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent, its partners, officers or employees, or any person controlling the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement.  A successor to the Agent or to the Company or its respective directors or officers, or any person controlling the Agent or the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.           Representations and Agreements to Survive Delivery.  All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of its respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.           Termination.

(a)           The Company shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(d), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(d), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)           Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate when the aggregate number of Placement Shares sold hereunder have been sold in an amount equal to the aggregate offering price of Placement Shares set forth in Section 1. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(d), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11 (a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(d), Section 9, Section 10, Section 15, Section 17 and Section 19 shall remain in full force and effect.

(e)           Except as otherwise provided in this Section 11, any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.           Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Agent, shall be delivered to the Agent at Haywood Securities (USA) Inc., 400 Burrard Street, Suite 2000, Vancouver, British Columbia V6C 3A6 Canada, fax no. (604) 697-7495, Attention: Kevin Campbell, and Troutman Sanders LLP, 222 Central Park Avenue, Suite 222, Virginia Beach, Virginia 23462, fax no.  (757) 687-1592, Attention: Thomas M. Rose; or if sent to the Company, shall be delivered to Uranerz Energy Corporation, Suite 1410 — 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, Attention: Sandy MacKay, fax no.: (604) 689-1722, with a copy to Dorsey & Whitney LLP, 370 17th Street, Suite 4700, Denver, Colorado, 80202, Attention: Jason K. Brenkert, telephone (303) 352-1133 fax: (303) 629-3450.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.           Successors.  This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent and the Company and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Placement Shares from the Agent shall be deemed to be a successor by reason merely of such purchase.

14.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.           Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON−EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

16.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings, titled and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

17.           Waiver of Jury Trial.  The Company and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.           Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

19.           Absence of Fiduciary Relationship.  The Company acknowledges that in connection with the offering of the Placement Shares: (a) the Agent has acted at arms length and owes no fiduciary duties to, the Company or any other person; (b) the Agent owes the Company only those duties and obligations set forth in this Agreement and prior written agreements ( to the extent not superseded by this Agreement), if any, and (c) the Agent may have interests that differ from those of the Company’s.  The Company waives to the full extent permitted by applicable law any claims any of them may have against the Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

20.           Permitted Free Writing Prospectus. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule 4 hereto are Permitted Free Writing Prospectuses.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

URANERZ ENERGY CORPORATION

By:  /s/ Dennis Higgs
Name: Dennis Higgs
Title: Executive Chairman

ACCEPTED as of the date
first-above written:

HAYWOOD SECURITIES (USA) INC.

By:  /s/ Bruce Thompson
Name: Bruce Thompson
Title: Chief Compliance Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[	]
Cc:	[	]
To:	[	]
Subject:	Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Uranerz Energy Corporation (the “Company”) and Haywood Securities (USA) Inc. (the “Agent”) dated November 30, 2010 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell, pursuant to specific instructions provided from time to time by ___________ or ___________, up to _____  shares of the Company’s common stock, par value $0.001per share, at a minimum market price equal to ____, as of the date immediately prior to any such sale.

The time period during which sales are requested to be made shall be the period commencing ________ __,  2010 until the Agent is requested to cease sales by _____________, or by any other representative of the Company.

In his specific instructions provided to the Agent, _______________ may specify, in addition to other conditions, a maximum number of shares that may be sold in any one trading day.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, COMMISSION PAYABLE TO THE AGENT IN ACCORDANCE WITH SECTION 2, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES AS AGENT.

SCHEDULE 2

HAYWOOD SECURITIES (USA) INC.

Tor Schmidt
tschmidt@haywood.com

Kevin Campbell
kcampbell@haywood.com

Stephen Meyer
smeyer@haywood.com

Brad Nguyen
bnguyen@haywood.com

URANERZ ENERGY CORPORATION

Dennis Higgs
dhiggs@uranerz.com

Benjamin Leboe
bleboe@uranerz.com

Glenn Catchpole
gcatchpole@uranerz.com

SCHEDULE 3

Material Agreements

•	Agreement dated November 18,2005 between Henry J. Donaldson and the Company;

•	Option and Purchase Agreement dated December 9, 2005 between Excalibur Industries and the Company;

•	Surface Use Agreement dated June 13, 2006 between T−Chair Livestock Co., and the Company;

•	Purchase and Sale Agreement for Mining Claims dated January 23, 2007 between Robert C. Shook and the Company;

•	Mining Agreement dated April 24, 2007 between Donald and Betty Lou Payne and the Company;

•	Mining Agreement dated April 24, 2007 between Kenneth R. Zink Revocable Trust, Constance Zornes and Lawrence Zink as Co−Trustees and the Company;

•	Surface Use and Damage Agreement dated August 13, 2008 between Dry Fork Land and Livestock Limited Partnership and the Company;

•	Mining Agreement dated August 20, 2008 between Lee Irvine and Edna Irvine, successor so−trustees to the Pax Irvine Mineral Trust, and the Company;

•	Arkose Mining Venture Agreement dated January 15, 2008 and related agreements;

•	Agreement between Mountain West Mines, Inc. and Brown Land Company dated April 3, 1967;

•	Warranty Deed with Release of Homestead between John Brennan and William Paxton Irvine filed for record March 28, 1952.

•	Mining Agreement dated November 24, 2009 between Pamela Campbell, Mary Lou Ferris, Raymond Kirk Moore, R. Keith Moore and Brian Moore, as Lessor, and Uranerz Energy Corporation, as Lessee.

SCHEDULE 4

Permitted Free Writing Prospectus

Free Writing Prospectus filed with the Commission on August 25, 2010.

Exhibit 7(j)
COMPANY OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of Uranerz Energy Corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(j) of the Sales Agreement dated November 30, 2010 (the “Sales Agreement”) between the Company and Haywood Securities (USA) Inc., that to the best of the knowledge of the undersigned:

(i)           Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)          The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:_________________________
Name:
Title:
Date:

Exhibit 7(k)(1)

FORM OF OPINION OF DORSEY & WHITNEY LLP

1.           The Common Stock currently outstanding is listed on the NYSE Amex, and, based solely on a letter from the NYSE Amex, the Placement Shares are duly authorized for listing on the NYSE Amex.

2.           To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated.

3.            The execution, delivery, and performance of the Sales Agreement and consummation of the transactions contemplated thereby and the Prospectus do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Material Agreements, (B) violate or conflict with any federal statute, law or regulation, which in our experience is normally applicable to transactions of the type contemplated by the Sales Agreement (except we express no opinion as to applicable state securities and blue sky laws) or, (C) to the best knowledge of such counsel, any judgment, decree, order of any court or any judicial, regulatory or other legal or governmental agency or body.

4.            No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required by the Company, which in our experience are normally applicable to the transactions of the type contemplated by the Sales Agreement, except for the anti−fraud provisions of such federal laws, for the execution, delivery and performance of the Sales Agreement or consummation of the transactions contemplated thereby and the Prospectus, except for (1) such as may be required under state securities or blue sky laws in connection with the offer and sale of the Placement Shares (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by FINRA.

5.           The Registration Statement and the Prospectus and any amendments thereof or supplements thereto, as of their effective date or filing date (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) complied, and as of the date hereof comply, as to form in all material respects with the requirements of the Securities Act. The documents incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable.

6.           The statements included under the caption “U.S. Federal Income Tax Consequences” in the Base Prospectus insofar as such statements summarize legal matters discussed therein, are accurate and fair summaries of such legal matters in all material respects.

7.           The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the United States  Investment Company Act of 1940, as amended.

8.           Based solely on a certificate of good standing from the Secretary of State of Wyoming, the Company is qualified to do business as a foreign corporation and is in good standing in the State of Wyoming.

9.           The Registration Statement, and all post-effective amendments thereof, if any, are effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post−effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b), Rule 430B and Rule 433 under the Securities Act have been made in the manner and in the time period required therein.

10.         To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

11.         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, counsel for the Agent and representatives of the Agent at which the contents of the Registration Statement, and the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus on the basis of such participation and the information such counsel gained in the course of performing its work in connection with the matters contemplated by the Sales Agreement, no facts have come to the attention of such counsel which lead such counsel to believe that (A) the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B), or any amendment thereof made prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the date hereof as of the date of such amendment or supplement) and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein or in regard to information in the technical reports referred to in the Company’s Annual Report on Form 10−K for the year ended December 31, 2009, which Annual Report is incorporated by reference into the Registration Statement and the Prospectus ).

Exhibit 7(k)(2)(A)

FORM OF OPINION OF CANADIAN COUNSEL
(LANG MICHENER LLP)

1.           The Company is registered as an extra-provincial company under the Business Corporations Act (British Columbia) for the purpose of carrying on business in the Province of British Columbia.

2.           The Common Stock currently outstanding is listed on the TSX and the Shares and an aggregate of 6,451,613 of the Shares have been conditionally approved for listing on the TSX.

3.           The Company is a “reporting issuer’ under the securities legislation of each of the Provinces of British Columbia, Ontario and Alberta, and

(a)           with respect to the list of reporting issuers maintained under the Securities Act (Alberta), is noted as being in default for having failed to file an issuer profile supplement on the System for Electronic Disclosure By Insiders (SEDI),

(b)           with respect to the Securities Act (Ontario), is not noted as being in default on the list of reporting issuers maintained under each such legislation, and

(c)           with respect to the Securities Act (British Columbia), is not included in the list of reporting issuers in default maintained under such legislation.

4.           A final receipt has been obtained in respect of the Canadian Final Base Shelf Prospectus from the Canadian Qualifying Authorities and all necessary documents have been filed, all necessary proceedings have been taken and all necessary consents, approvals, and authorizations have been obtained, in each case by the Company, under Canadian Securities Laws with respect to the Offering of the Shares in the United States in accordance with the U.S. Prospectus Supplement.

5.           To our knowledge, no order suspending the distribution of the Shares has been issued, no proceedings for that purpose have been instituted or threatened by any of the securities regulatory authorities in the Provinces of British Columbia, Ontario or Alberta.

Exhibit 7(k)(2)(B)

FORM OF OPINION OF NEVADA COUNSEL
(LANG MICHENER LLP)

1.           The Company has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease or license, as the case may be, its properties and conduct its business as described in the Prospectus.

2.           The Common Stock conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.

3.           The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not in violation of or subject to any preemptive rights under the articles of incorporation or bylaws of the Corporation or, to the best of our knowledge, similar rights that entitle or will entitle any person to acquire any Placement Shares from the Company upon issuance or sale thereof. The Placement Shares have been duly and validly authorized and, when delivered and paid for in accordance with the Sales Agreement will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive rights under the articles of incorporation or bylaws of the Corporation or, to the best of our knowledge, similar rights that entitle or will entitle any person to acquire any Common Stock of the Company or any security convertible into, or exercisable or exchangeable for, any Common Stock upon issuance or sale thereof.

4.           The Sales Agreement has been duly and validly authorized, executed and delivered by the Company.

5.           The execution, delivery, and performance of the Sales Agreement and consummation of the transactions contemplated thereby and the Prospectus do not and will not violate or conflict with any provision of the articles of incorporation or by-laws of the Company.